Exhibit 5(a)

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Klarabergsviadukten 61-63
S-111 64 Stockholm	Stockholm, November 3, 2014
Sweden	449848/MSL/LSN/LAD

Ladies and Gentlemen,

We have acted as Swedish counsel to Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation), a Swedish limited liability company (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-3, (such registration statement, as effective as of the date hereof, being hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, the prospectus (the “Prospectus”) and the supplement to the Prospectus contained therein and one or more additional supplements to the Prospectus, of the Company’s unsecured debt securities (the “Debt Securities”) in an unlimited aggregate principal amount. The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture, dated as of August 15, 1991 (the “1991 Indenture”), as supplemented by a first supplemental indenture dated as of June 2, 2004 (the “First Supplemental Indenture”), a second supplemental indenture dated as of January 30, 2006 (the “Second Supplemental Indenture”), a third supplemental indenture dated as of October 23, 2008 (the “Third Supplemental Indenture” and a fourth supplemental indenture dated as of March 8, 2010 (the “Fourth Supplemental Indenture”, and, together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Supplements”), each between the Company and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder (the “Trustee”). The 1991 Indenture and the Supplements are herein referred to together as the “Indenture”. The Registration Statement provides that the Company may also issue one or more series of units (“Units”) consisting of Debt Securities.

In connection with the foregoing, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this letter, including the following:

A.                                  The articles of association (Sw. bolagsordning) of the Company adopted on April 28, 2014 and approved by the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) as of July 3, 2014;

B.                                  The Certificate of Registration (Sw. registreringsbevis) for the Company, issued by the Swedish Companies Registration Office (Sw. Bolagsverket) dated November 3, 2014, showing relevant entries in the Swedish Company Registry (Sw. bolagsregistret);

C.                                  Copies of the 1991 Indenture and the Supplements, filed with the Commission and incorporated by reference into the Registration Statement as exhibits thereto;

D.                                  A copy of the minutes of the meeting of the Board of Directors of the Company held on November 26, 2008;

E.                                  A copy of a certificate from Sven-Olof Söderlund, Secretary of the Board of Directors of the Company, dated 28 October 2014, confirming that the Board of Directors of the Company on 23 October 2014 resolved to approve the Registration Statement and thereto related documents;

F.                                  A copy of a certificate from Sven-Olof Söderlund, Secretary of the Board of Directors of the Company, dated June 12, 2014, confirming that the Board of Directors of the Company adopted the instruction referred to in item (G) below on June 12, 2014;

G.                                  The instruction from the Board of Directors of the Company to the President (Sw. Verkställande Direktören) of the Company adopted on June 12, 2014;

H.                                  The power of attorney dated June 3, 2014, issued by Lars Linder- Aronson, Chairman of the Board of Directors of the Company, and Catrin Fransson, President of the Company; and

I.                                  The power of attorney dated June 3, 2014, issued by Per Åkerlind, COO and Head of Lending and Funding of the Company, and Erik Hådén, Head of Treasury of the Company.

For the purposes of this letter we have, except as set out herein, made no examination of the files or records of any company or any governmental or regulatory agency or authority or any other entity or person nor have we examined any other documents or instrument than those explicitly set out herein.

Based on the foregoing, it is our opinion that:

1.                                  The Company is a limited liability company duly organized under the laws of Sweden and based on our searches with the District Court of Stockholm (Sw. Stockholms tingsrätt) and the Swedish Companies Registration Office, which searches are not conclusive, the Company is not in liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs) nor subject to business reorganization (Sw. företagsrekonstruktion) and to the best of our knowledge (without having made any specific inquiry save for a search in the Swedish Company Registry) no steps have been taken or are being taken to wind up (Sw. likvidera) the Company.

2.                                  Each of (i) the 1991 Indenture, (ii) the First Supplemental Indenture, (iii) the Second Supplemental Indenture, (iv) the Third Supplemental Indenture, and (v) the Fourth Supplemental Indenture has been duly authorized by the Company; the 1991 Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of such documents by the Trustee, each of the 1991 Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture is a valid and legally binding instrument of the Company enforceable in accordance with its terms under the laws of Sweden.

3.                                  When the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company, and when such Debt Securities have been duly executed and delivered by the Company under the laws of Sweden, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Debt Securities, such Debt Securities will constitute valid and legally binding unsecured general obligations of the Company enforceable in accordance with their terms under the laws of Sweden and entitled to the benefits of the Indenture.

4.                                  With respect to any series of Units, assuming the due authorization by all necessary corporate action of the Company of the issuance, execution and delivery by the Company of the applicable Debt Securities and such Debt Securities’ due execution and delivery by the Company under the laws of Sweden, then, upon the due execution, countersignature and delivery of such Units, when such Units have been issued and sold in the manner contemplated by the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Units, such Units will constitute valid, binding and enforceable obligations of the Company under the laws of Sweden.

The opinions expressed above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally (including but not limited to the Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings) and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates and statements of officers of the Company and of public officials and we have further assumed the genuineness of all signatures on all documents and the completeness and conformity to original documents of all copies submitted to us and that any resolutions passed at any meetings of the Board of Directors of the Company, and all other authorizations, powers and authorities produced to us, remain in full force and effect and have not been revoked or varied. Nothing in this opinion must be taken as indicating that the obligations discussed herein would be enforceable prior to other unsecured general obligations of the Company.

We express no opinion whatsoever as to the laws of any jurisdiction other than Sweden and have assumed that there is no provision of any law of any jurisdiction (other than Sweden) which would have any implication on the opinions expressed above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Prospectus, without admitting that we are “experts” under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

ADVOKATFIRMAN VINGE KB

/s/ Mikael Ståhl	/s/ Louise Brorsson Salomon

Mikael Ståhl	Louise Brorsson Salomon